As filed with the Securities and Exchange Commission on May 5, 1997

                                 REGISTRATION STATEMENT NO. 33- ________________


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       KURZWEIL APPLIED INTELLIGENCE, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                                               04-2815079
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


411 Waverley Oaks Road
Waltham, Massachusetts                                          02154
(Address of Principal Executive Offices)                      (Zip Code)

                       Kurzweil Applied Intelligence, Inc.
                             1995 Stock Option Plan
                  1995 Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                                 Roger M. Barzun
                                    Secretary
                                60 Hubbard Street
                          Concord, Massachusetts 01742
                     (Name and address of agent for service)

                                 (508) 287-4275
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

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                                                                                    Proposed
                                                         Proposed                    maximum
     Title of securities       Amount to be          maximum offering          aggregate offering        Amount of
      to be registered        registered (1)        price per share (2)               price           registration fee

        Common Stock             700,000                  $4.00                   $2,800,000               $849

---------------------------------------------------------------------------------------------------------------------------------

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(1)  Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the last sale price of the Common Stock as reported on the NASDAQ NATIONAL MARKET on May 1, 1997


                                                                     Page 1 of 9
                                                      Exhibit Index at Page II-6



                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 700,000 shares of Common Stock, $.01 par value, of Kurzweil Applied Intelligence, Inc. (the "Company") that have been reserved for issuance pursuant to the Company's 1995 Stock Option Plan and its 1995 Non-Employee Director Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997; and

          (e) The description of the Company's Common Stock contained in a registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 , as amended, (the "Exchange Act") dated August 9, 1993 and any amendments or reports filed for the purpose of updating such description.

          In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

          The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Roger M. Barzun, 60 Hubbard Street, Concord, Massachusetts 01742, who is Secretary and General Counsel of the Company and the holder of options to purchase 15,000 shares of the Company's common stock under the 1995 Stock Option Plan, to which this registration statement relates.

Item 6.   Indemnification of Officers and Directors

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended, (the "Certificate"), as authorized under Delaware law, officers and directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty; for acts or omission not in good faith or that involve intentional misconduct or knowing violation of law; for dividend payments or stock repurchases illegal under Delaware law; or for any transaction in which a director or officer has derived an improper personal benefit. In addition, the Certificate provides that the Company is required to indemnify its officers and directors to the fullest extent permitted by

          Delaware law for all expenses incurred in any actions against such persons in connection with their having served as officers or directors of the Company.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

          5 Opinion of Roger M. Barzun as to the legality of the shares being registered.

          23.1  Consent of Ernst & Young LLP

          23.2  Consent of Arthur Andersen LLP

          23.3  Consent of Roger M. Barzun (included in Exhibit 5).

          24    Power of Attorney (included on Page II-5).

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) to include any material information with respect to
                             the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       Provided, however, That paragraphs (a)(1)(i) and
                       (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        --------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts on May 2, 1997.


                                        Kurzweil Applied Intelligence, Inc.
                                                 (Issuer and Employer)

                                        By: /s/ Thomas E. Brew, Jr.
                                            ------------------------------------
                                            Thomas E. Brew, Jr.
                                            President, & Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas E. Brew, Jr., Thomas B. Doherty and Roger
M. Barzun jointly and severally his true and lawful attorneys-in-fact and agents with full powers of substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                                                   Title                              Date


                                              Chairman of the Board of Directors            May 2, 1997
/s/ Thomas E. Brew, Jr.                       President & Chief Executive Officer
-------------------------------
Thomas E. Brew, Jr.
                                              Chief Financial Officer, Vice                 May 2, 1997
                                              President of Finance & Treasurer
/s/ Thomas B. Doherty                         (principal accounting and financial
-------------------------------               officer)
Thomas B. Doherty

                                              Chief Technology Officer,                     May 2, 1997
/s/ Raymond C. Kurzweil                       Director
-------------------------------
Raymond C. Kurzweil
                                                                                            May 2, 1997
/s/ Steven F. Kaplan                          Director
-------------------------------
Steven F. Kaplan
                                                                                            May 2, 1997
/s/ William R. Lonergan                       Director
-------------------------------
William R. Lonergan
                                                                                            May 2, 1997
/s/ David R. A. Steadman                      Director
-------------------------------
David R. A. Steadman
                                                                                            May 2, 1997
/s/ James W. Storey                           Director
-------------------------------
James W. Storey

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                                      II-5


                                                 INDEX TO EXHIBITS
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

                                                                                                 Sequential
          Exhibit                                                                                   Page
          Number                                                                                   Number

            5      Opinion of Roger M. Barzun as to the legality of the shares being                II-7
                   registered.
           23.1    Consent of Ernst & Young LLP                                                     II-8
           23.2    Consent of Arthur Andersen LLP                                                   II-9
           23.3    Consent of Roger M. Barzun (included in Exhibit 5).
           24      Power of Attorney (included on Page II-5).

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                                      II-6